                                                                  Exhibit 10.83


March 8, 2001

Alessandro Sette, Ph.D.
5551 Linda Rosa Avenue
La Jolla, California 92037

Re: Amendment to Severance Benefits Agreement

Dear Alex:

This amendment (the "Amendment") to the Severance Benefits Agreement (the "Agreement") dated February 5, 1998 by and between EPIMMUNE INC. (the "Company"), and ALESSANDRO SETTE, PH.D. (the "Employee") is entered into as of March 8, 2001 (the "Amendment Date").

1. The Company agrees that the paragraph on page 3 of the Agreement which formerly read:

        If, within 365 days following the occurrence of a Change in Control, your employment is involuntarily terminated without Cause or you voluntarily terminate your employment for Good Reason, then (1) within 30 days of such termination you will receive a lump-sum payment equal to six months of base salary subject to any applicable withholding of federal, state or local taxes and (2) the vesting of any stock option for Company stock and the time during which such option may be exercised immediately will be accelerated as to 50% of the then unvested shares.

is hereby amended and restated as follows:

        If, within 365 days following the occurrence of a Change in Control, your employment is involuntarily terminated without Cause or you voluntarily terminate your employment for Good Reason, then (1) within 30 days of such termination you will receive a lump-sum payment equal to twelve (12) months of your then current base salary subject to any applicable withholding of federal, state or local taxes and (2) the vesting of any stock option for Company stock and the time during which such option may be exercised immediately will be accelerated as to 100% of the then unvested shares, so that all such unvested shares will be immediately vested and exercisable as of the date of termination.

2. Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

3. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



Very truly yours,



EPIMMUNE INC.

Robert De Vaere
Chief Financial Officer



Agreed and Accepted:



/s/ Alessandro Sette
---------------------------------
ALESSANDRO SETTE, PH.D.



                                        2